UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 11, 2014

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN  55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – FINANCIAL INFORMATION

Item 2.01  Completion of Acquisition or Disposition of Assets

On August 11, 2014, Hormel Foods Corporation (the Company) completed the previously announced acquisition of CytoSport Holdings, Inc., maker of Muscle Milk® products.

The purchase price is approximately $450 million.

The agreement provides for a potential additional payment of up to $20 million subject to meeting specific financial performance criteria over the next two years.

Section 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On August 12, 2014, the Company issued a press release announcing the closing of the acquisition of CytoSport Holdings, Inc., maker of Muscle Milk® products.  A copy of the press release is furnished as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)                                         Exhibits furnished pursuant to Item 7.01

99                    Press release issued August 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: August 12, 2014	By /s/J. H. FERAGEN
J. H. FERAGEN
Executive Vice President
and Chief Financial Officer

Dated: August 12, 2014	By /s/J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller